Exhibit 10.36

December 21, 2017

James Lillie
13 Forest Street
Wellesley, MA 02481

Dear James,

On behalf of OvaScience, Inc. (the “Company”), I am pleased to offer you employment with the Company. The purpose of this letter and the documents referenced below is to summarize the terms of your employment with the Company, should you accept our offer.

1.    Employment. You will be employed pursuant to the terms of this letter agreement on January 15, 2018, to serve on a full-time basis as Chief Scientific Officer at OvaScience. In this role, you will report to the Chief Executive Officer of OvaScience and will have such duties and responsibilities as are customary for such position and as are otherwise assigned to you from time to time by the Company. You agree to devote your full business time, best efforts, skill, knowledge, attention and energies to the advancement of the Company’s business and interests and to the performance of your duties and responsibilities as an employee of the Company, and not to engage in any other business activities without the Company’s prior approval.

2.    Compensation. Your base salary rate will be $13,846.16 per bi-weekly pay period, equivalent to $360,000.16 on an annualized basis, subject to tax and other withholdings as required by law, to be paid in installments in accordance with the Company’s standard payroll practices. Such salary may be adjusted from time to time in accordance with normal business practice and in the sole discretion of the Board. In addition to your base salary, you will be eligible to receive an annual discretionary bonus award of up to forty percent (40%) of your eligible calendar year base salary earnings. The bonus award, if any, will be determined by the Board of Directors of the Company or a Committee thereof (the “Board”) in its sole discretion, based on achieving specific goals to be determined by the Chief Executive Officer of the Company in consultation with the Board. You must be an active employee of the Company on the date on which bonuses are distributed to receive and to be deemed as having earned any bonus award.

3.    Benefits. You will be eligible to participate in any and all benefit programs that the Company establishes and makes available to its employees from time to time, provided you meet the specific eligibility criteria as set forth in (and subject to all provisions of) the plan documents governing those programs. The benefits made available by the Company, and the rules, terms and conditions for participation in such benefit plans, may be changed by the Company at any time and from time to time without advance notice.
4.    Vacation. You may be eligible for a maximum of 20 days of vacation per calendar year, subject to proration to your date of hire and to be taken at such times as may be approved by the Company. The number of vacation days for which you are eligible shall accrue at the rate of 6.15 hours per pay period that you are employed during such calendar year.

5.    Reimbursement of Business Expenses. During the execution of your duties in this position, you may from time to time incur expenses. Upon presentation of appropriate documentation itemizing such expenditures and attaching all supporting vouchers and receipts, you shall be reimbursed for all reasonable and necessary business and entertainment expenses incurred in connection with the performance of your duties in accordance with the Company’s expense reimbursement practice.

6.    Equity. On the start date, subject to the approval of the Board (including a majority of the independent members of the Board) or Compensation Committee, the Company will grant to you a non-qualified stock option (the “Option”) for the purchase of an aggregate of 357,057 shares of Common Stock of the Company (subject to appropriate adjustments for stock splits, stock dividends, combinations, recapitalizations and similar transactions affecting the Common Stock of the Company after the date hereof) at a price per share equal to the closing sale price of the Common Stock on the Nasdaq Global Market on the date of grant, as an inducement material to you joining the Company, pursuant to Rule 5635(c)(4) of the Nasdaq Listed Company Manual. The Option shall be subject to all terms, vesting schedules and other provisions set forth in a separate option agreement. The Option will have a term of ten (10) years except as set forth in the stock option agreement and be subject to a vesting schedule of four (4) years, with 25% of the shares vesting on the first anniversary of your employment start date and 6.25% of the shares vesting each quarter thereafter. You may be eligible to receive future stock options grants as the Board shall deem appropriate and in its sole and absolute discretion.
Notwithstanding anything to the contrary in the stock option agreement, if a “Change in Control Event” (as defined on Exhibit A attached hereto) occurs and, within one (1) year of such Change in Control Event, your employment is terminated by the Company (or any successor) without “Cause” (as defined on Exhibit A) or by you for “Good Reason” (as defined on Exhibit A), the vesting schedule of the Option shall be accelerated in full.
7.    Severance Benefits Upon Termination by the Company Without “Cause” or by you for “Good Reason”. If the Company terminates your employment without Cause (as defined on Exhibit A attached hereto) or you terminate your employment for Good Reason (as defined on Exhibit A), you shall be eligible to receive the following severance benefits: (a) severance pay in an amount equal to six (6) months of your base salary as in effect at the time of your termination, payable in accordance with the Company’s regular payroll procedures proportionately over a six (6) month period following the termination of your employment (such period, the “Severance Period”), (b) should you be eligible for and elect to continue receiving group medical and dental insurance coverage under the law known as COBRA, the Company shall continue to pay on your behalf that portion of the monthly premiums for such coverage that it pays for active and similarly situated employees receiving the same type of coverage, through the earlier of (x) the last day of the Severance Period, or (y) the date that you become eligible for group health and/or dental insurance coverage from any new employer. No severance pay or other benefit hereunder shall be provided to you unless, within sixty (60) days following the date that your employment is terminated, you first execute and do not revoke a separation agreement in a form prepared by and acceptable to the Company, which shall include, at a minimum, a full release of all claims against the Company (as well as its parents, subsidiaries and affiliates, and its and their, executives, officers, directors, employees, consultants, agents, shareholders, and assigns), as well as non-disparagement and confidentiality provisions in favor of the Company (the “Separation Agreement”). The severance payments shall commence on the first payroll period following the date the Separation Agreement becomes effective (the “Payment Date”). Notwithstanding the payment requirements set forth in the immediately preceding sentence, if the sixty (60) day period following the date your separation from service begins in one tax year and ends in the following tax year, the Company will commence payment on the next regular payroll date following the later of January 1 of the second tax year and the date the Separation Agreement becomes enforceable and no longer subject to revocation. The first such payment will include a catch-up payment equal to all amounts you otherwise would have received under Section 6(a) prior to the first payment. The distribution of any severance payments shall be subject to the provisions of Exhibit B attached hereto.

8.    Notices. Any purported termination of employment by the Company for Cause or by you for Good Reason shall be communicated to the other party through written notice, indicating the specific grounds for such termination. Such notice, and all other communications which are required or many be given pursuant to the terms of this letter, shall be sufficient in all respects if given in writing and shall be deemed given if (a) if delivered personally, on the date of delivery, (b) if mailed by certified or registered mail, return receipt requested and postage prepaid, three (3) days after the mailing date, (c) if sent via a nationally recognized overnight courier, on the next business day thereafter, or (d) if sent via facsimile confirmed in writing to the recipient, or via email, on the next business day thereafter, in each case, if to the Company, at the Company’s principal place of business, and if to you at the most recent home address (and/or, as applicable, the most recent personal email address) which you have provided to the Company or to such other address or addresses as either party shall have designated in writing to the other party.

9.    Inventions, Confidentiality, Non-Competition and Non-Solicitation. As a condition of your employment with the Company, you will be required to execute an Invention and Non-Disclosure Agreement and a Non-Competition and Non-Solicitation Agreement in the forms attached as Exhibit C and Exhibit D.

10.    Other Agreements and Governing Law; Jury Trial Waiver. You represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with or carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this letter. Please note that this offer letter is your formal offer of employment and supersedes any and all prior or contemporaneous agreements, discussions and understandings, whether written or oral, relating to the subject matter of this letter or your employment with the Company. The resolution of any disputes under this letter will be governed by Massachusetts law. Both the Company and you expressly waive any right that either party has or may have to a jury trial with respect to any dispute arising out of or in any way related to your employment with and/or termination of employment from the Company.

11.    Background Verification and Proof of Legal Right to Work. This offer of employment is contingent upon your successful completion of a pre-employment background verification. You will be contacted by the Company’s background verification vendor to provide information necessary to perform the background verification following your acceptance of this offer. In addition, you will be required to provide the Company, within three days following your hire date, documentation of your identity and eligibility to work in the United States, as required by the Immigration Reform and Control Act of 1986.

12.    Company Policies and Procedures. As an employee of the Company, you will be required to comply with all Company policies and procedures, including its Code of Business Conduct. Violations of the Company’s policies may lead to immediate termination of your employment. Further, the Company’s premises, including all workspaces, furniture, documents and other tangible materials, and all information technology resources of the Company (including computers, data and other electronic files, and all internet and email) are subject to oversight and inspection by the Company at any time. Company employees should have no expectation of privacy with regard to any Company premises, materials, resources or information.

13.    At-Will Employment. This letter shall not be construed as an agreement, either expressed or implied, to employ you for any stated term, and shall in no way alter the Company’s policy of employment at will, under which both you and the Company remain free to terminate the employment relationship, with or without cause, at any time, for any reason or no reason, with or without notice. Similarly, nothing in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with the Company, except as otherwise explicitly stated herein.

If you agree with the provisions of this letter, please sign this letter in the space provided below and return it to Katharine Mathews in Human Resources. I am confident that you will make a great addition to the OvaScience team and I look forward to working together.

Very truly yours,

OVASCIENCE, INC.

By: ___________________________
Christopher Kroeger, Chief Executive Officer

The foregoing correctly sets forth the terms of my at-will employment by OvaScience, Inc.

Name: ______________________________            Date: ______________________
James Lillie

Exhibit A
Definitions
“Cause” for termination shall be deemed to exist upon:

(a)
a good faith finding by the Company (i) of failure of or refusal of the employee to perform his or her duties and responsibilities to the Company, or (ii) that the employee has engaged in dishonesty, gross negligence or misconduct, which dishonesty, gross negligence or misconduct has caused harm or damage the business, affairs or reputation of the Company;

(b)	the commission by the employee of, the conviction of the employee of, or the entry of a pleading of guilty or nolo contendere by the employee to, any crime involving moral turpitude or any felony; or

(c)
a breach by the employee of any material provision of any invention and non-disclosure agreement or non-competition and non-solicitation agreement with the Company, which breach is not cured within ten (10) days’ written notice thereof.

A “Change in Control Event” shall be deemed to exist upon the sale of all or substantially all of the outstanding share of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the capital stock of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities (on an as-converted to Common Stock basis) entitled to vote generally in the election of directors of the (i) resulting, surviving or acquiring corporation in such transaction in the case of a merger, consolidation or sale of outstanding shares, or (ii) acquiring corporation in the case of a sale of assets); provided that, in each of the foregoing cases, the Change in Control Event also meets all of the requirements of a “change in ownership of a corporation” within the meaning of Treasury Regulation §1.409A-3(i)(5)(v) or a “change in the ownership of a substantial portion of the corporation’s assets” within the meaning of Treasury Regulation §1.409A-3(i)(5)(vii).
“Good Reason” shall be deemed to exist upon:

(a)	the relocation of the Company’s offices such that the employee’s daily commute is increase by at least 30 miles each way without the written consent of the employee;

(b)
material reduction of the employee’s annual base salary without the prior consent of the employee (other than in connection with, and substantially proportionate to, reductions by the Company of the annual base salary of more than 50% of its employees); or

(c)
material diminution in employee’s duties, authority or responsibilities without the prior consent of the employee, other than changes in duties, authority or responsibilities resulting from the employee’s misconduct;

provided, however, that no such event or condition shall constitute Good Reason unless (x) the employee gives the Company a written notice of termination for Good Reason not more than 90 days after the initial existence of the condition, (y) the grounds for termination if susceptible to correction are not corrected by the Company within 30 days of its receipt of such notice and (z) the employee’s termination of employment occurs within six months following the Company’s receipt of such notice.

Exhibit B
Payments Subject to Section 409A
1.Subject to this Exhibit B, payments or benefits during the Severance Period under this offer letter (“Severance Payments”) shall begin only upon the date of your “separation from service” (determined as set forth below) which occurs on or after the termination of your employment. The following rules shall apply with respect to distribution of Severance Payments, as applicable:

(a)
It is intended that each installment of the Severance Payments shall be treated as a separate “payment” for purposes of Section 409A of the Code and the guidance issued thereunder (“Section 409A”). Neither the Company nor you shall have the right to accelerate or defer the delivery of any such Severance Payments except to the extent specifically permitted or required by Section 409A.

(b)
If, as of the date of your “separation from service” from the Company, you are not a “specified employee” (within the meaning of Section 409A), then each installment of the Severance Payments shall be made on the dates and terms set forth in the offer letter.

(c)	If, as of the date of your “separation from service” from the Company, you are a “specified employee” (within the meaning of Section 409A), then:

(i)
Each installment of the Severance Payments due under the offer letter than, in accordance with the dates and terms set forth herein, will in all circumstances, regardless of when your separation from service occurs, be paid within the Short-Term Deferral Period (as defined under Section 409A) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A and shall be made on the dates and terms set forth in the offer letter; and

(ii)
Each installment of the Severance Payments due under the offer letter that is not described in this Exhibit B, Section 1(c)(i) and that would, absent this subsection, be paid within the six-month period following your “separation from service” from the Company shall not be paid until the date this is six months and one day after such separation from service (or, if earlier, your death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one date following your separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence shall not apply to any installment of Severance Payments if and to the maximum extent that that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(iii) must be paid no later than the last day of your second taxable year following the taxable year in which the separation from service occurs.

2.The determination of whether and when your separation from service from the Company has occurred shall be made in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of this Exhibit B, Section 2, “Company” shall include all persons with whom the Company would be considered a single employer under Section 414(b) and 414(c) of the Code.
3.All expense reimbursements shall be paid as soon as administratively practicable. If an expense reimbursement or provision of in-kind benefits is not exempt from Section 409A of the Code, the following rules apply: (a) in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred; (b) the amount of reimbursable expenses incurred or provision of in-kind benefits in one tax year shall not affect the expenses eligible for reimbursement or the provision of in-kind benefits in any other tax year; and (c) the right to reimbursement for expenses or provision of in-kind benefits is not subject to liquidation or exchange for any other benefit.
4.The Company makes no representation or warranty and shall have no liability to you or to any other person if any of the provisions of the offer letter (including this Exhibit) are determined to constitute deferred compensation subject to Section 409A but that do not satisfy an exemption from, or the conditions of, that section.

Exhibit C
Invention and Non-Disclosure Agreement
This Invention and Non-Disclosure Agreement (“Agreement”) effective on the last date signed below (the “Effective Date”), is between OvaScience, Inc. of Delaware (“OvaScience”) and Employee (“Employee”) (each referred to herein individually as a “Party,” and collectively as the “Parties”).

RECITALS.

Whereas, OvaScience wishes to ensure that its employees (1) maintain the confidentiality of OvaScience’s Proprietary Information (as hereinafter defined), and (2) properly assign all inventions made or conceived while on the job to OvaScience;

Whereas, OvaScience requires, as a condition of employment, that all employees sign a confidentiality and invention agreement; and

Whereas, OvaScience has offered Employee a position with OvaScience, and Employee wishes to accept such offer.

Now, therefore, in consideration of the promises and other terms set forth below, the
Parties agree as follows:

I.    Condition of Employment. Employee hereby agrees that his/her employment and/or the continuance of that employment with OvaScience is contingent upon his/her agreement to sign and adhere to the provisions of this Agreement. Employee acknowledges that the protection of Proprietary Information is critical to OvaScience’s survival and success.
II.    Proprietary Information & the Duty of Confidentiality.
A. Scope of Proprietary Information. “Proprietary Information” means all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning OvaScience’s business or financial affairs. Without limiting the foregoing, Proprietary Information includes discoveries, inventions, products, product enhancements or improvements, processes, methods, techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research or clinical data, financial data (including sales costs, profits and pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer, prospect and supplier lists, and contacts at or knowledge of customers or prospective customers of OvaScience.

B.    Duty of Confidentiality. Absent the prior written approval by an officer of OvaScience (“Approval”), Employee shall not, either during or after his/her employment with OvaScience: (1) use Proprietary Information for any purpose other than in the performance of his/her duties as an employee of OvaScience; or (2) disclose any Proprietary Information to any person or entity other than employees of OvaScience. Employee shall also take reasonable measures to protect against accidental disclosure of Proprietary Information. Notwithstanding the foregoing, Employee may use or disclose any Proprietary Information to the extent that, as shown through credible evidence, it has become public knowledge without fault by Employee. While employed by OvaScience, Employee shall use best efforts to prevent unauthorized publication or disclosure of any Proprietary Information.
C.    Ownership & Return of Proprietary Information. Employee hereby agrees that all Proprietary Information is, and will always be, the exclusive property of OvaScience. Whether created by Employee or not, Employee also agrees that all tangible or intangible material that comes into his/her custody or possession containing Proprietary Information (including files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, laboratory notebooks, photographs, or computer programs, files, equipment or devices), and any copies or reproductions thereof (collectively, “OvaScience Files”), are, and will always be, the exclusive property of OvaScience. Upon termination of Employee’s employment, or at any time upon request of OvaScience, Employee shall: (1) promptly deliver all OvaScience Files to OvaScience; and (2) destroy any OvaScience Files that cannot otherwise be returned to OvaScience.
D.    Third Party Information. Employee agrees that his/her obligations not to use or disclose Proprietary Information, and to return all OvaScience Files, as set forth in Sections II(B)-(C) of this Agreement, also extend to such types of information, materials and tangible property of customers or suppliers of OvaScience, or other third parties who may have disclosed or entrusted the same to OvaScience or Employee in the course of OvaScience’s business.
III.    Disclosure & Assignment of Inventions.
A.     Disclosure of Inventions to OvaScience. Employee shall make full and prompt disclosure to OvaScience of all discoveries, inventions, improvements, enhancements, processes, methods, techniques, developments, software and works of authorship that she/he solely, or jointly with others, makes, creates, conceives or reduces to practice during his/her employment with OvaScience, whether or not during normal working hours or on the premises of OvaScience (all of which are collectively referred to herein as “Inventions”).
B.    Assignment of Inventions to OvaScience. Subject only to Section III(C) of this Agreement, and hereby irrevocably assigns, and shall assign, to OvaScience all right, title and interest in and to all Inventions, and all associated patents, copyrights, trademarks, trade names and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere (“IP Rights”). Employee agrees to appoint, and shall appoint, any officer of OvaScience as Employee’s duly authorized attorney to execute, file, prosecute and protect any IP Right before any government agency, court or authority. Upon OvaScience’s request, and at OvaScience’s expense, Employee shall both during or after his/her employment with OvaScience, execute whatever further assignments, documents, and other instruments as are necessary or desirable to assist OvaScience in applying for, obtaining, and enforcing IP Rights worldwide. Finally, Employee hereby waives all claims to moral rights in all Inventions; to the extent that applicable law precludes Employee from waiving such moral rights, Employee hereby grants, and shall grant, to OvaScience an exclusive, irrevocable and assignable license under such moral rights for all purposes.
C.    Inventions Not Assignable to OvaScience. Notwithstanding the provisions of Section III(B) of this Agreement, Employee is not required to assign any Invention which: (1) does not relate to the business or research and development conducted or planned to be conducted by OvaScience when such Invention is created, made, conceived or reduced to practice; and (2) is made and conceived by Employee not during normal working hours, not on OvaScience’s premises, and not using OvaScience’s tools, devices, equipment or Proprietary Information. Additionally, Employee understands that he is not required to assign any Invention to the extent that such assignment is precluded by state law.
IV.    Legal Compliance.
A.    Other Agreements. Employee represents that, except as already disclosed in writing to OvaScience, he/she is not bound by the terms of any agreement with any previous employer or other party to refrain from: (1) using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with OvaScience; (2) competing, directly or indirectly, with the business of such previous employer or other third party; or (3) soliciting employees, customers or suppliers of such previous employer or other third party. Employee further warrants and represents that his/her performance of all the terms of this Agreement and the performance of his/her duties as an employee of OvaScience do not, and will not, conflict with or breach any agreement with, or continuing obligation to, any prior employer or other third party (including any nondisclosure or non-competition agreements). Finally, Employee warrants that he/she will not disclose to OvaScience or induce OvaScience to use any confidential or proprietary information or material belonging to any previous employer or other third party.
B.    Compliance with OvaScience’s Obligations. Employee acknowledges that OvaScience may have agreements with other persons or with the U.S. government, or agencies thereof, which impose obligations or restrictions on OvaScience regarding Inventions made during the course of work under such agreements, or regarding the confidential nature of such work. Employee hereby agrees to be bound by all such obligations and restrictions, and to take all action necessary to discharge the obligations of OvaScience under such agreements.
V.    General Provisions.
A.    Remedies for Breach. The provisions of this Agreement are necessary for the protection of the business and goodwill of the Parties, and are considered by the Parties to be reasonable for such purpose. Employee acknowledges and agrees that any breach of this Agreement will cause substantial and irreparable injury to OvaScience; therefore, in the event of a breach and in addition to other remedies which may be available, OvaScience has the right to seek specific performance and other injunctive and equitable relief.
B.    Disclosure of this Agreement. Employee hereby authorizes OvaScience to notify others, including customers of OvaScience and any of Employee’s future employers or prospective business associates, of the terms and existence of this Agreement, and Employee’s continuing obligations to OvaScience hereunder.
C.    Agreement Not an Employment Contract. Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that OvaScience will continue his/her employment for any period of time, and does not change the at-will nature of his/her employment.
D.    Successors and Assigns. This Agreement is binding upon, and inures to the benefit of, both Parties and their respective successors and assigns, including any corporation with which, or into which, OvaScience may be merged or which may succeed to its assets or business, provided, however, that the obligations of Employee are personal and therefore Employee may not assign them without Approval. Employee hereby irrevocably consents to be bound by the provisions of this Agreement for the benefit of OvaScience and any subsidiary or affiliate thereof to whose employ Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.
E.    Severability. If any provision of this Agreement is illegal or unenforceable, that provision is severed from this Agreement and all other provisions remain in force. If a court of competent jurisdiction deems any provision illegal or unenforceable, the Parties shall undertake to substitute a provision that is as commercially equivalent as possible, in light of the legal interests and intent of this Agreement.
F.    Waivers. No delay or omission by OvaScience in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by OvaScience on any one occasion is effective only in that instance, and will not be construed as a bar to, or waiver of, any right on any other occasion.
G.    Choice of Law and Jurisdiction. The validity, interpretation and performance of this Agreement is controlled by and construed under the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof. The Parties irrevocably submit to the exclusive jurisdiction of the federal and state courts located in Boston, MA. Each Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding relating to this Agreement in Boston, MA and further irrevocably waives any claim that Boston, MA is not a convenient forum for any such suit, action or proceeding. Additionally, each Party hereby irrevocably waives any right to a trial by jury in any action, suit or other proceeding arising under or relating to any provision of this Agreement.
H.    Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior or contemporaneous understanding or agreement with respect to the transaction contemplated hereby.
I.    Modification. The Parties may only modify this Agreement by a writing signed by both Parties. Any modifications not made in writing are not effective.
J.    Counterparts. For the convenience of the Parties, this Agreement can be executed by facsimile and in counterparts, each of which is deemed an original, and both of which taken together constitutes one agreement binding on both Parties.
K.    Construction. All pronouns and variations thereof refer to masculine, feminine, or neuter genders, singular or plural, as the identity of the person may require. The words “include,” “including” and “includes” as used in this Agreement are deemed to be followed by the words “without limitation.” This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement.

The Parties enter into this Agreement on the Effective Date.

OvaScience, Inc.                    Employee

___________________________________
Signature                         Signature
______________________________________        ______________________________________
Print Name                        Print Name

______________________________________        ______________________________________
Title                            Title

______________________________________        ______________________________________
Date                            Date
Exhibit D
Non-Competition and Non-Solicitation Agreement
This Non-Competition and Non-Solicitation Agreement (“Agreement”) effective on the last date signed below (the “Effective Date”), is between OvaScience, Inc. of Delaware (“OvaScience”) and Employee (“Employee”) (each referred to herein individually as a “Party,” and collectively as the “Parties”).

RECITALS.

WHEREAS, OvaScience wishes to protect against former employees using their knowledge of OvaScience, its business, and its proprietary information to the detriment of OvaScience through time-limited non-competition and non-solicitation provisions;

WHEREAS, OvaScience requires, as a condition of employment, that all employees sign a non-competition and non-solicitation agreement; and

WHEREAS, OvaScience has offered Employee a position with OvaScience, and Employee wishes to accept such offer.

NOW, THEREFORE, in consideration of the promises and other terms set forth below, the Parties agree as follows:

I.
Condition of Employment. Employee hereby agrees that his/her employment and/or the continuance of that employment with OvaScience is contingent upon his/her agreement to sign and adhere to the provisions of this Agreement.

II.
Non-Competition. While Employee is employed with OvaScience and for a period of one (1) year after the termination or cessation of such employment for any reason (“No Conflict Period”), Employee shall not:

A.
directly or indirectly engage or assist others in engaging any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with OvaScience’s business, including any business or enterprise that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service that OvaScience either planned to or did develop, manufacture, market, license, sell or provide while Employee was employed by OvaScience; or

B.    either alone or in association with others, solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers, or business partners of OvaScience which were contacted, solicited, or served by OvaScience during the 12-month period prior to the termination or cessation of Employee’s employment with OvaScience.

III.
Non-Solicitation. During the No Conflict Period, Employee shall not either alone or in association with others: (1) solicit, induce, or attempt to induce, any employee or independent contractor of OvaScience to terminate their employment or other engagement with OvaScience; or (2) recruit, hire or attempt to hire, or engage or attempt to engage as an independent contractor, any person who was employed or otherwise engaged by OvaScience at any time during the term of Employee’s employment with OvaScience. Notwithstanding the foregoing, Employee may recruit, hire or attempt to hire, or engage or attempt to engage as an independent contractor, any individual whose employment or other engagement with OvaScience has been terminated for at least a six (6) month period.

IV.
Extension for Violations of Non-Competition or Non-Solicitation. If Employee violates any provision of Section II or III of this Agreement, Employee shall continue to be bound by the restrictions set forth in that Section until a period of one (1) year has expired without any violation of such provision.

V.    General Provisions.
A.    Remedies for Breach. The provisions of this Agreement are necessary for the protection of the business and goodwill of the Parties, and are considered by the Parties to be reasonable for such purpose. Employee acknowledges and agrees that any breach of this Agreement will cause substantial and irreparable injury to OvaScience; therefore, in the event of a breach and in addition to other remedies which may be available, OvaScience has the right to seek specific performance and other injunctive and equitable relief.
B.    Third Party Obligations. Employee acknowledges, represents, and warrants that this Agreement and Employee employment with OvaScience does not, and will not, violate any continuing obligation that has to any former employer or other third party.
C.    Disclosure of this Agreement. Employee hereby authorizes OvaScience to notify others, including customers of OvaScience and any of Employee’s future employers or prospective business associates, of the terms and existence of this Agreement, and     Employee’s continuing obligations to OvaScience hereunder.
D.    Agreement Not an Employment Contract. Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that OvaScience will continue his/her employment for any period of time, and does not change the at-will nature of his/her employment.

E.    Successors and Assigns. This Agreement is binding upon, and inures to the benefit of, both Parties and their respective successors and assigns, including any corporation with which, or into which, OvaScience may be merged or which may succeed to its assets or business, provided, however, that the obligations of Employee are personal and therefore Employee may not assign them without Approval. Employee hereby irrevocably consents to be bound by the provisions of this Agreement for the benefit of OvaScience and any subsidiary or affiliate thereof to whose employ Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.
F.    Severability. If any provision of this Agreement is illegal or unenforceable, that provision is severed from this Agreement and all other provisions remain in force. If a court of competent jurisdiction deems any provision illegal or unenforceable, the Parties shall undertake to substitute a provision that is as commercially equivalent as possible, in light of the legal interests and intent of this Agreement.
G.    Waivers. No delay or omission by OvaScience in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by OvaScience on any one occasion is effective only in that instance, and will not be construed as a bar to, or waiver of, any right on any other occasion.
H.    Choice of Law and Jurisdiction. The validity, interpretation and performance of this Agreement is controlled by and construed under the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof. The Parties irrevocably submit to the exclusive jurisdiction of the federal and state courts located in Boston, MA. Each Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding relating to this Agreement in Boston, MA and further irrevocably waives any claim that Boston, MA is not a convenient forum for any such suit, action or proceeding. Additionally, each Party hereby irrevocably waives any right to a trial by jury in any action, suit or other proceeding arising under or relating to any provision of this Agreement.
I.        Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior or contemporaneous understanding or agreement with respect to the transaction contemplated hereby.
J.    Modification. The Parties may only modify this Agreement by a writing signed by both Parties. Any modifications not made in writing are not effective.

K.
Counterparts. For the convenience of the Parties, this Agreement can be executed by facsimile and in counterparts, each of which is deemed an original, and both of which taken together constitutes one agreement binding on both Parties.

L.    Construction. All pronouns and variations thereof refer to masculine, feminine, or neuter genders, singular or plural, as the identity of the person may require. The words “include,” “including” and “includes” as used in this Agreement are deemed to be followed by the words “without limitation.” This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement.

The Parties enter into this Agreement on the Effective Date.

OvaScience, Inc.                    Employee

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Signature                         Signature
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Print Name                        Print Name

______________________________________        ______________________________________
Title                            Title

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Date                            Date

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